EX-99.B11-mbconsnt


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in Post-Effective Amendment No. 37 to Registration Statement No. 2-56969 of our report dated May 7, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



Deloitte & Touche LLP
Kansas City, Missouri
May 29, 1997